As filed with the Securities and Exchange Commission on  March 11, 2011
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Camelot Information Systems Inc.
(Exact name of registrant as specified in its charter)
_______________

British Virgin Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Beijing Publishing House
A6 North Third Ring Road
Xicheng District, Beijing 100120
The People’s Republic of China
Tel: +(86-10) 5810-0888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_______________

Amended and Restated 2006 Equity Incentive Plan
(Full title of the plan)
_______________

CT Corporation System
111 Eighth Avenue
New York, NY10011
Tel: +1 (212) 894-8940
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Copies to:

Gordon LAU
Chief Financial Officer
Camelot Information Systems Inc.
Beijing Publishing House
A6 North Third Ring Road
Xicheng District, Beijing 100120
The People’s Republic of China
Tel: +(86-10) 5810-0888
Gregory G. H. Miao Skadden, Arps, Slate, Meagher & Flom LLP Plaza 66, Tower 1, 36th Floor 1266 Nanjing West Road Shanghai 200040 China Tel: +(852) 3740-4700	Peter X. Huang Skadden, Arps, Slate, Meagher & Flom LLP 30th Floor, Tower 2 China World Trade Center No. 1, Jian Guo Men Wai Avenue Beijing 100004 China Tel: +(8610) 6535-5599

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, with no par value per share	6,610,020 (3)	$0.67 (3)	$4,428,713	$514.17
Ordinary Shares, with no par value per share	3,960,000 (3)	$1.17 (3)	$4,633,200	$537.91
Ordinary Shares, with no par value per share	2,480,000 (3)	$1.29 (3)	$3,199,200	$371.40
Ordinary Shares, with no par value per share	180,000 (3)	$1.47 (3)	$264,600	$30.72
Ordinary Shares, with no par value per share	6,662,800 (3)	$1.50 (3)	$9,994,200	$1160.32
Ordinary Shares, with no par value per share	154,000 (3)	$2.50 (3)	$385,000	$44.69
Ordinary Shares, with no par value per share	2,360,000 (3)	$2.66 (3)	$6,277,600	$728.83
Ordinary Shares, with no par value per share	1,091,192 (4)	$5.07 (4)	$5,532,343	$642.30
Total	23,498,012 (5)	N/A	$35,103,459	$4030.34

(1)
These shares may be represented by the Registrant’s ADSs, each of which represents four ordinary shares. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-167821).

(2)
Represents ordinary shares issuable upon exercise of options granted under the Amended and Restated 2006 Equity Incentive Plan (the “Amended and Restated 2006 Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Amended and Restated 2006 Plan.

(3)
The amount to be registered represents shares issuable upon exercise of outstanding options granted under the Amended and Restated 2006 Plan and the corresponding proposed maximum offering price per share represents the exercise price of such outstanding options.

(4)
These shares are reserved for future award grants under the Amended and Restated 2006 Plan, and the proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on US$20.29 per ADS (the average of the high and low prices for the Registrant’s ADSs as reported on the New York Stock Exchange on March 2, 2011.

(5)
Any ordinary shares covered by an award granted under the Amended and Restated 2006 Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of ordinary shares that may be issued under the Amended and Restated 2006 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

*  Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants covered by the Amended and Restated Plan, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by Camelot Information Systems Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)	The Registrant’s prospectus dated December 9, 2010 filed with the Commission on December 10, 2010 pursuant to Rule 424(b)(4) under the Securities Act; and

(b)
The description of the Registrant’s ordinary shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-34797) filed with the Commission on June 28, 2010, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.  Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement.  Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s amended and restated articles of association, adopted by its shareholders on July 21, 2010, provides that the Registrant shall indemnify its directors against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings, provided that the directors had acted honestly and in good faith with a view to the best interests of the Registrant and, in the case of criminal proceeding, these directors had on reasonable cause to believe that their conduct was unlawful.

The Underwriting Agreement, the form of which was filed as Exhibit 1.1 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-170825), also provides for indemnification of the Registrant and its directors and officers for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to the Registrant in writing expressly for use in such registration statement and certain other disclosure documents..

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant also maintains a directors and officers liability insurance policy for its directors and officers.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

See the Index to Exhibits attached hereto.

Item 9.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the

Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on March 11, 2011.

Camelot Information Systems Inc.

By:	/s/ Yiming MA
	Name:	Yiming MA
	Title:	Chairman and Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Mr. Yiming Ma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the U.S. Securities Act of 1933, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Yiming MA	Chairman and Chief Executive Officer	March 11, 2011
Yiming MA	(principal executive officer)

/s/ Heidi CHOU	Director and President	March 11, 2011
Heidi CHOU

/s/ Ching-Hua HO	Director and Chief Operating Officer	March 11, 2011
Ching-Hua HO

/s/ Gordon LAU	Chief Financial Officer	March 11, 2011
Gordon LAU	(principal financial and accounting officer)

/s/ Ajit BHUSHAN	Director	March 11, 2011
Ajit BHUSHAN

/s/ Shang-Wen HSIAO	Independent Director	March 11, 2011
Shang-Wen HSIAO

/s/ Claude LEGLISE	Independent Director	March 11, 2011
Claude LEGLISE

/s/ Donald J. PUGLISI	Authorized Representative	March 11, 2011
Name: Donald J. PUGLISI	in the United States
Title: Managing Director
Puglisi & Associates

EXHIBIT INDEX

Exhibit Number	Description

4.1
Form of Second Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1, as amended (File No. 333-167791).

4.2	Registrant’s Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No. 333-167791)

4.3
Form of Deposit Agreement among the Registrant, the depositary and Owners and Beneficial Owners of the American Depositary Shares issued thereunder (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form F-1, as amended (File No. 333-167791)

5.1*	Opinion of Maples & Calder, British Virgin Islands counsel to the Registrant, regarding the legality of the ordinary shares being registered

10.1	Amended and Restated 2006 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1, as amended (File No. 333-167791)

23.1*	Consent of Deloitte Touche Tohmatsu CPA Ltd., Independent Registered Public Accounting Firm

23.2*	Consent of Maples & Calder (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)
___________
*  Filed herewith.